UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report:    August 24, 2007

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number    001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:    (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007, Mr. Joseph M. Giglio resigned from our Board of Directors.  Our Board of Directors had elected Mr. Giglio as a director on November 15, 2006.  Mr. Giglio was not a member of any Committee.

The Board of Directors is in the process of beginning its search for a candidate to replace Mr. Giglio as soon as practicable.  Given the limited time before our Annual Meeting of Stockholders scheduled for November 15, 2007, we expect that Mr. Giglio’s replacement will be elected by the Board rather than at the Annual Meeting, but within the next six months.  We anticipate that our new director will not only satisfy the independence requirements under the Nasdaq Marketplace Rules, but will have no material connection to our Company (that is, no material financial, personal business or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	August 30, 2007	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial Officer)